SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2004

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

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Item 5. Other Events

     On March 8, 2004, General Electric Company issued a press release announcing that it has priced its previously announced common stock offering for proceeds of $3,800,024,550. The company priced 119,385,000 shares of common stock at $31.83 per share. The offering was made from an existing shelf registration statement. The company intends to use the net proceeds from the offering to fund, in part, the consideration for the proposed combination of the National Broadcasting Company, Inc. and Vivendi Universal Entertainment LLP. In the event that this combination is not completed, GE will use the net proceeds from the offering for general corporate purposes.

Exhibit Index
(99)	Press release dated March 8, 2004, issued by General Electric Company

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:	/s/ Philip D. Ameen

Philip D. Ameen Vice President and Comptroller
Date: March 9, 2004

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